EXHIBIT 23.1


                          Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement No. 333-37635 of Boeing Capital Corporation on Form S-3 of our report dated January 26, 1999, appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 26, 1999